UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018 (February 4, 2018)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2018, the Board of Directors appointed Michael K. Mauler to the position of Chief Executive Officer of the Company effective immediately, succeeding Daniel A. DeMatteo, who assumed the position of interim Chief Executive Officer on November 13, 2017. The Board also appointed Mr. Mauler to the Board effective immediately. Mr. DeMatteo will remain Executive Chairman and a director.
Prior to his appointment as the Chief Executive Officer, Mr. Mauler, age 56, served as the Company’s Executive Vice President and President, GameStop International, a role he held since 2010. Mr. Mauler was formerly the Company’s Senior Vice President of Supply Chain and International Support, a position he held since 2005. Prior to that, Mr. Mauler was the Vice President of Logistics of Electronics Boutique, a computer video games retailer. Mr. Mauler has also held senior management positions for Baxter Healthcare, a health care company, Dade Behring, a company which manufactured testing machinery and supplies for the medical diagnostics industry, and Fisher Scientific, a multinational, biotechnology product development company, where he led operations for 22 countries.
There are no arrangements or understandings between Mr. Mauler and any other persons pursuant to which he was selected as an officer or director of the Company. There are no family relationships between Mr. Mauler and any director or executive officer of the Company, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
At this time, changes to Mr. Mauler's compensation arrangements with the Company have not been determined. The Company will file an amendment to this Form 8-K when such arrangements have been determined. Mr. Mauler will not receive any additional compensation as a result of his appointment to the Board of Directors.
As previously reported in a Current Report on Form 8-K filed on December 21, 2017, Mr. DeMatteo’s annual rate of base salary and target annual bonus opportunity were increased during his service as interim Chief Executive Officer. Effective February 4, 2018, Mr. DeMatteo’s base salary has reverted to an annual rate of $300,000 and his target annual bonus opportunity has reverted to 150% of base salary.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the appointment of Mr. Mauler is furnished with this Current Report as Exhibit 99.1.
The information furnished herewith pursuant to this Item 7.01 of this Current Report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by GameStop Corp., dated February 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: February 6, 2018	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer